THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE
A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE
RIGHTS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND, WITH
RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, THE VARIATIONS IN
THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SUCH SERIES, SO
FAR AS THE SAME HAVE BEEN FIXED AND DETERMINATION, AND THE AUTHORITY OF THE
BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCE OF
SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION
AT ITS PRINCIPAL OFFICE.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
RESTRICTIONS OR TRANSFERABILITY. THE CORPORATION WILL FURNISH ANY STOCKHOLDER
UPON REQUEST AND WITHOUT A CHARGE A FULL STATEMENT OF THE RESTRICTIONS ON
TRANSFERABILITY. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION AT
ITS PRINCIPAL OFFICE.

IN ORDER TO ENSURE THAT THE CORPORATION WILL CONTINUE TO MEET THE REQUIREMENTS
FOR QUALIFICATION AS A "REAL ESTATE INVESTMENT" UNDER THE INTERNAL REVENUE CODE
OF 1986, AS AMENDED (THE "CODE"), THE CORPORATION HAS THE RIGHT TO REDEEM ALL OR
ANY PORTION OF THIS SECURITY FROM THE HOLDER AT ANY TIME SUBJECT TO THE TERMS
AND CONDITIONS OF THE CORPORATION'S CHARTER.

For Value Received,                  hereby sell, assign and transfer unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE
[GRAPHIC OMITTED]
[                   ]
                     -------------------------------------------------
                                                               Shares
--------------------------------------------------------------

represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------------
Attorney to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.

Dated
      ----------------------------------------------   --------

In presence of
                                                       ------------------------
----------------------------------------------------

NUMBER                  [Drawing of Eagle]                     SHARES

                                                          CUSIP NO. 917286 50 2

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                         URSTADT BIDDLE PROPERTIES INC.
     Fully Paid and Non-Assessable Shares of 7.5% Series D Senior Cumulative
                   Preferred Stock, Par Value $0.01 Per Share

        THIS CERTIFIES THAT __________________________________ is the owner of

        _________________________________________________________ Shares of the

    7.5 % Series D Senior Cumulative Preferred Stock, par value $0.01 per share,

        of the Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

       In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the

             Seal of the Corporation

                         this _____________ day of ________________ A.D. ______

                                      [SEAL]
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    ASST/TREASURER/SECRETARY                        PRESIDENT/VICE PRESIDENT